UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Booz Allen Hamilton Holding Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Commencing on July 18, 2012, the Company sent the following to the Executive Vice Presidents, Senior Vice Presidents and Vice Presidents of the Company.

Dear Partners and Vice Presidents,

Booz Allen Hamilton Holding Corporation will have its 2012 Annual Meeting of Stockholders on August 2, 2012 at 8am in the Newman Auditorium in McLean (doors will open at 7:30am). As Booz Allen stockholders, you should have received the formal notice and access card(s) in the mail, and may have received more than one depending on how you obtained shares. If you did not receive the notice and access card in the mail, contact Rania Hago in the Law Department.

Please follow the instructions on the notice and access card(s) you received to vote on the two items noted in our proxy this year: the election of directors and ratification of our independent auditor. These items will be formally addressed at the annual meeting. I encourage you to vote at any time between now and the meeting at www.proxyvote.com by entering your boxed control number(s). Only shares of Class A, C, and E common stock owned as of the record date of June 11, 2012 have the right to vote. Unexercised options do not carry any voting rights.

As leaders and owners, I encourage you to join us in person for the Annual Meeting, which we expect to be relatively brief, if you will be in McLean on August 2. For space planning purposes, please let Rania know if you plan to attend hago_rania@bah.com.

- Ralph

Commencing on July 18, 2012, the Company sent the following to employees of the Company that participate in the Company’s Employee Stock Purchase Program.

Dear Employee-Stockholders,

Booz Allen Hamilton Holding Corporation will have its 2012 Annual Meeting of Stockholders on August 2, 2012 at 8am in the Newman Auditorium in McLean (doors will open at 7:30am). As Booz Allen stockholders participating in our Employee Stock Purchase Program, you should have received the formal notice and access card(s) in the mail, and may have received more than one depending on how you obtained shares. If you did not receive the notice and access card in the mail, contact Rania Hago in the Law Department.

Please follow the instructions on the notice and access card(s) you received to vote on the two items noted in our proxy this year: the election of directors and ratification of our independent auditor. These items will be formally addressed at the annual meeting. I encourage you to vote at any time between now and the meeting at www.proxyvote.com by entering your boxed control number(s).

As employees and owners, I encourage you to join us in person for the Annual Meeting, which we expect to be relatively brief, if you will be in McLean on August 2. For space planning purposes, please let Rania know if you plan to attend hago_rania@bah.com.

- Ralph